EXHIBIT 99


                  ADATOM, INC.
                  Contact: Richard S. Barton
                           President & CEO
                           (408) 935-7979

                  HEALTHCORE MEDICAL SOLUTIONS, INC.
                  Contact: Sharon Polk
                           (816) 763-4900, ext. 8-2306

                  THE MWW GROUP- Tel. (201) 507-9500
                  Contact: Media Relations -- Matt Messinger (MMESSING@MWW.COM)
                           Investor Relations -- Robert Ferris (RFERRIS@MWW.COM)

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                                                           FOR IMMEDIATE RELEASE

                  HEALTHCORE MEDICAL SOLUTIONS AND ADATOM, INC.
                            EXECUTE MERGER AGREEMENT

 WEB-BASED RETAILER HEADED BY FORMER XEROX PRESIDENT OF U.S. CUSTOMER OPERATIONS

         Grandview, MO, July 1, 1999 - HealthCore Medical Solutions and Adatom, Inc. (Nasdaq: HMSI) announced today that they have executed a definitive merger agreement. Adatom is developing and implementing a business model that includes its own Internet superstore, WWW.ADATOM.COM, back-end fulfillment for other e-commerce sites as well as website development and e-commerce infrastructure.
         Adatom is a privately held company. Under the terms of the merger agreement, HMSI will acquire Adatom in an all-stock transaction. All existing Class A common stock and warrants of HealthCore Medical Solutions will remain outstanding. The Class B common stock of HMSI will be eliminated and the Class A common stock of HMSI will be retitled as common stock. Adatom stockholders will receive common stock of HMSI representing approximately 77.5% of the Company subject to adjustment in certain circumstances. Adatom will nominate new members to HMSI's board of directors. After the completion of the merger, HMSI intends to change its name to Adatom.com, Inc.
         The transaction is expected to close at the end of the third quarter of 1999 subject to the satisfaction of certain conditions stated in the merger agreement, including the divestiture of the current HMSI business, the approval of the merger and related transactions by HMSI's and Adatom's stockholders and an opinion from an investment banking firm that the transaction is fair to HMSI stockholders.



                                     -more-

ADATOM, INC./MERGER COMPLETION
TAKE 2-2-2-2


         The current management team of Adatom will assume comparable roles in the combined company. This team includes Richard Barton, who is a co-founder, President and CEO.
         Previously, Mr. Barton was Chairman, CEO and President of the Canadian subsidiary and President of the U.S. Customer Operations Division of Xerox Corporation. Mr. Barton also currently serves on the board of directors of Avon and the U.S. Chamber of Commerce.
         Commenting on the contemplated merger, Mr. Barton stated, "By operating as a publicly-traded entity, Adatom gains more flexibility in accessing the capital markets to most effectively and rapidly carry-out our business objectives and growth strategies."
         HealthCore and Adatom have retained Jesup & Lamont Securities to serve as their investment banker. Jesup & Lamont will seek to secure additional near-term financing after the merger.
         Mr. Barton continued, "Our goal has been to offer the widest selection of top brand name products on the Internet at competitive prices. We have worked diligently to establish relationships with manufacturers and suppliers and now offer over 3,000,000 stock-keeping units. Through these relationships, we have arranged a system whereby the manufacturers and suppliers have agreed to ship orders directly to our customers. This creates a win-win scenario for all parties. Our customers have access to low prices on the Internet, the manufacturers and suppliers gain additional consumer access and we gain valuable traffic to our site."
         Mr. Barton, concluded, "We have focused our resources on creating a user-friendly site and a comprehensive customer service program. We believe that this will also be a key differentiating factor in helping us maintain long-standing relationships with our customers."
         For the quarter ended March 31, 1999, Adatom had an operating loss of $297,617. Adatom presently contemplates that it will continue to have operating losses in the foreseeable future.
         Under the Adatom business model, goods flow directly from manufacturers and suppliers to end customers. This system seeks to reduce operating costs and pass value onto the consumer in the form of increased customer service and price savings. Adatom provides a comprehensive product mix of name brand products for the individual, the home, and the office in 26 product categories via its Internet site, WWW.ADATOM.COM.

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT DESCRIPTIONS OF HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. WORDS SUCH AS "EXPECT," "INTENDS," "BELIEVES," "ANTICIPATES," AND "LIKELY" ALSO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO, ACCEPTANCE OF THE COMPANY'S PRODUCTS, COMPETITION, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD-PARTIES, INTELLECTUAL PROPERTY RIGHTS, FUTURE CAPITAL NEEDS, AND OTHER RISKS DETAILED IN PERIODIC REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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